Exhibit 99.1 (c) 1

NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP

Section 11(a) of the Securities Act of 1933, as amended (the “Securities Act”) provides that if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.

On May 22, 2001, TechRx dismissed Arthur Andersen LLP as its independent auditors. Prior to the date of this Form 8-K, the Arthur Andersen Pittsburgh, Pennsylvania office closed and did not renew their license to practice effective July 31, 2002. As a result, after reasonable efforts, we have not been able to obtain a consent related to the Arthur Andersen opinion for the fiscal years ended June 30, 2000 and 1999. Therefore, we have been unable to obtain Arthur Andersen’s written consent to the incorporation by reference into the Company’s registration statements on Form S-8 Nos. 33-55057, 333-05449, 333-05427, and 333-50474 of Arthur Andersen’s audit report for the TechRx financial statements for the fiscal years ended June 30, 2000 and 1999. Under these circumstances, Rule 437a under the Securities Act permits the Company to file this Form 8-K, which is incorporated by reference into the Company’s registration statements on Form S-8 Nos. 33-55057, 333-05449, 333-05427, and 333-50474, without a written consent from Arthur Andersen. However, as a result, Arthur Andersen will not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen or any omissions of a material fact required to be stated therein. Accordingly, you would not be able to assert a claim against Arthur Andersen under Section 11(a) of the Securities Act.